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                                                                    Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We consent to the inclusion in Amendment No. 3 to the registration statement of ORBCOMM, Inc. on Form S-1 (No. 333-134088) of our report, which includes an explanatory paragraph relating to the Company's ability to continue as a going concern, dated April 13, 2005, on our audit of the consolidated statements of operations, changes in membership interests and stockholders' deficit, and cash flows, and the related financial statement schedule of ORBCOMM LLC and Subsidiaries for the year ended December 31, 2003. We also consent to the reference to our Firm under the caption "Experts".


/s/ J.H. Cohn LLP

Roseland, New Jersey
October 10, 2006